                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MCI COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            WORLDCOM, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   [WORLDCOM LOGO]

FOR MEDIA:                             FOR INVESTORS:
Steve Ingish, (601) 360-8750 Gary Brandt, (601) 360-8544
Mark Weeks, 011-44-171-570-5759
Joele Frank, Abernathy/MacGregor, (212) 371-5999
Lucas van Praag, Brunswick Group, 011-44-171-404-5959

FOR IMMEDIATE RELEASE

                     DOJ ASKS WORLDCOM FOR ADDITIONAL INFORMATION
                               CONCERNING OFFER FOR MCI

    Jackson, Miss., October 31, 1997 - WorldCom, Inc. (NASDAQ: WCOM) announced today that it has received a request for additional information from the Department of Justice (DOJ) with respect to its filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with its offer to acquire all of the outstanding shares of MCI Communications Corporation (NASDAQ:MCIC). Accordingly, the Hart-Scott-Rodino waiting period, which was originally scheduled to expire at 11:59 P.M., New York City time, on October 31, 1997, will be extended and will now expire 20 days after substantial compliance with the request for additional information or upon its earlier termination by action of the DOJ.

    WorldCom made the following statement:

    "The second request was fully expected, and WorldCom will work as expeditiously as possible to comply with the DOJ's request. WorldCom is confident that it will be able to close the transaction no later than the first quarter of 1998. A WorldCom-MCI combination will accelerate competition -- especially in local markets -- by creating a company with the capital, marketing abilities and state-of-the-art network to compete more effectively against the incumbent network carriers, domestically and abroad. Creating a stronger competitor in the local market helps fulfill the intent of the Telecommunications Act of 1996."

    WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services.
WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia- Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depositary shares of WorldCom trade on the Nasdaq National Market (U.S.) under the symbol WCOM and WCOMP, respectively.